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                                   EXHIBIT 99

                             JOINT FILING AGREEMENT

                  We, the signatories of the statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by either of us will be, filed on behalf of each of us.



                         VALUEVISION INTERNATIONAL, INC.



                         By: /s/ Robert L. Johander
                         --------------------------------------
                         Name: Robert L. Johander
                         Title:  Chief Executive Officer





                         /s/ Marshall S. Geller
                         --------------------------------------
                         Marshall S. Geller



Dated:  July 30, 1997